NEWS FOR IMMEDIATE RELEASE
                                                        Contact: James Spiezio
                                                      Beacon Power Corporation
                                                                  978-694-9121
                                                       spiezio@beaconpower.com


         BEACON POWER ANNOUNCES FOURTH-QUARTER, FISCAL YEAR 2004 RESULTS


WILMINGTON, Mass. - March 31, 2005 -- Beacon Power Corporation (Nasdaq: BCON), a development stage company that designs advanced products and services to support more reliable electricity grid operation, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2004.

For the fourth quarter of 2004, the Company reported net income of $0.9 million, or $0.02 per share, compared with a net loss in the fourth quarter of 2003 of $2.5 million, or ($0.06) per share. During the fourth quarter of 2004, the Company had revenue of $0.06 million, cost of good sold of $0.09 million, and gross margin of ($0.03) million. Beacon invested $0.8 million in R&D, $0.9 million in SG&A and recorded depreciation of $0.1 million. The improvement in net income is primarily attributable to a gain on the sale of equity investments of $2.7 million, as the Company sold its investment in common stock and warrants of Evergreen Solar, Inc., lower selling, general and administrative expenses and lower development expenditures.

For the fiscal year ended December 31, 2004, Beacon Power reported a net loss of $5.3 million, or ($0.12) per share, compared with a net loss in 2003 of $8.6 million, or ($0.20) per share. The lower loss in 2004 is primarily attributable to the gain on sale of equity investments in Evergreen Solar, Inc. of $3.6 million. At December 31, 2004, the Company had $5.1 million in cash and cash equivalents. The Company's working capital was $4.2 million.

The Company has identified an application for its Smart Energy Matrix in a well-established market with attractive pricing characteristics. This market is the sale of frequency regulation services for the electrical power grid. Towards this effort, the Company has previously announced that it has been awarded two research and development contracts with the California State Energy Resources
Conservation and Development Commission (CEC) and the New York State Energy
Research and Development Authority (NYSERDA) for programs demonstrating the feasibility of the Company's flywheel based system for frequency regulation of electricity on the power grid.

The Company's cash and cash equivalents at December 31, 2004, will support its business plan through May of 2005. The Company continues to incur losses, and will require an equity investment to continue as a going concern. Because there is no certainty of Beacon successfully completing the required financing, the Company's independent registered public accounting firm has inserted an explanatory paragraph related to a going concern uncertainty into their Audit
Report on the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2004. The Company is pursuing various equity investments to alleviate these concerns.

"We believe that the demonstration contracts with CEC and NYSERDA will demonstrate the potential benefits of the Smart Energy(TM) Matrix flywheel systems for frequency regulation of the power grid," said Bill Capp, president and CEO of Beacon Power. "We have engaged an investment banker named Ardour
Capital Investments, LLC to advise Beacon Power in raising new equity investment and based on the growing market interest in our products, I am optimistic that we will raise additional capital on a timely basis."

About Beacon Power Corporation

Beacon Power Corporation designs sustainable energy storage and power conversion solutions that would provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon's Smart Energy Matrix is a design concept for a megawatt-level, utility-grade flywheel-based energy storage solution that would provide sustainable power quality services for frequency regulation, and support the demand for reliable, distributed electrical power.
Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, please contact James
Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121;
fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale
Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com Safe Harbor Statements under the Private Securities
Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered
"forward-looking" within the meaning of the Private Securities Litigation Reform
Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries;
significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders.
These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange
Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

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
                    BEACON POWER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                          Three months ended December 31, Twelve months ended December 31,
                                            ----------------------------   -----------------------------
                                                  2004            2003            2004            2003
                                            ------------    ------------    ------------    ------------
Revenue ................................   $     59,901    $       --      $    324,694    $       --
Cost of goods sold .....................         94,299            --         1,457,869            --
                                            ------------    ------------    ------------    ------------
Gross profit ...........................        (34,398)           --        (1,133,175)           --

Operating expenses:
     Selling, general and
     administrative ....................        868,252       1,197,787       4,196,371       4,936,575
     Research and development ..........        789,394         886,417       3,532,059       3,549,592
     Depreciation and amortization .....         57,051          96,496         187,230         284,733
     Loss on impairment of assets ......          --           366,788            --           366,788
                                            ------------    ------------    ------------    ------------
           Total operating expenses ....      1,714,697       2,547,488       7,915,660       9,137,688
                                            ------------    ------------    ------------    ------------

Loss from operations ...................     (1,749,095)     (2,547,488)     (9,048,835)     (9,137,688)

Other income, net ......................         14,115          86,460         156,293         519,675
Gain on sale of equity investments .....      2,674,747            --         3,562,582            --
                                            ------------    ------------    ------------    ------------
Loss to common shareholders ............   $    939,767    $ (2,461,028)   $ (5,329,960)   $ (8,618,013)
                                            ============    ============    ============    ============

Loss per share, basic and diluted ......   $       0.02    $      (0.06)   $      (0.12)   $      (0.20)
                                            ============    ============    ============    ============
Weighted-average common shares .........     43,702,485      43,028,761      43,452,727      42,885,675
outstanding
                                            ============    ============    ============    ============


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

                    BEACON POWER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                 December 31,     December 31,
                                                                                     2004             2003
                                                                                -------------    -------------
Assets
Current assets:
     Cash and cash equivalents ..............................................   $   5,097,188    $   8,909,261
     Accounts receivable, trade .............................................          52,105          128,133
     Inventory ..............................................................         222,593          238,684
     Prepaid expenses and other current assets ..............................         817,396          773,226
     Investments ............................................................            --          1,163,758
                                                                                -------------    -------------
        Total current assets ................................................      11,213,062        6,189,282

Property and equipment, net .................................................         258,647          357,180
Restricted cash .............................................................         310,011          405,232
Other assets and deferred financing costs ...................................         327,646           91,325
                                                                                -------------    -------------
Total assets ................................................................   $   7,085,586    $  12,066,799
                                                                                =============    =============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable .......................................................   $     389,189    $     148,075
     Accrued compensation and benefits ......................................         130,609          156,000
     Other accrued expenses .................................................         393,569          664,527
     Restructuring reserve ..................................................       1,062,644        1,406,191
                                                                                -------------    -------------
        Total current liabilities                                                   1,976,011        2,374,793

Stockholders' equity:
     Common stock ...........................................................         437,888          431,075
     Deferred stock compensation ............................................        (707,167)        (832,639)
     Additional paid-in-capital .............................................     134,411,911      133,796,667
     Deficit accumulated during the development stage .......................    (128,933,397)    (123,603,437)
     Less: treasury stock, at cost ..........................................         (99,660)         (99,660)
                                                                                -------------    -------------
        Total stockholders' equity                                                  5,109,575        9,692,006

Total liabilities and stockholders' equity ..................................   $   7,085,586    $  12,066,799
                                                                                =============    =============
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